Termination Agreement


         This Termination Agreement made this 7th day of December, 2000 between IntegraMed America, Inc. ("Corporation") having an office at One Manhattanville Road, Purchase, New York 10577-2100, Attention: Donald S. Wood, PhD, Senior Vice President and Chief Operating Officer and Saint Barnabas Medical Center ("Center"), having an office at 95 Old Short Hills Road, Suite 344, West Orange, New Jersey 07052, Attention: Barry H. Ostrowsky, Esq.

                                 WITNESSETH THAT

         WHEREAS, Center and IVF America, Inc. entered into a Service Agreement dated May 15, 1995, a supplement to such Service Agreement and a letter agreement dated May 12, 1995 relating to the management of the Livingston Practices (all of the foregoing and any modifications, amendments or supplements thereto are hereinafter collectively referred to as "Agreements"); and

         WHEREAS,  Corporation is the same entity as IVF America, Inc.; and

         WHEREAS, Corporation and Center have agreed to terminate the Agreements effective with the close of business on December 29, 2000 on the terms hereinafter provided.

         NOW THEREFORE, the parties do hereby agree as follows:

         1. Termination. Effective at 5:00 p.m. December 29, 2000 ("Effective Date"), the Agreements shall be deemed terminated and of no further force or effect, except as herein otherwise specifically provided. From and after the Effective Date, neither party nor any of its affiliates, successors or assigns shall be bound or in any way obligated to the other party or any of its affiliates, successors or assigns under the terms of the Agreements or any other contracts entered into prior to the date hereof, other than this Termination Agreement and any instruments executed and delivered pursuant to this Termination Agreement.

         2. Corporation Personnel. Corporation hereby waives and releases any and all restrictions or limitations on the solicitation for employment and employment by Center of any and all persons previously and/or presently employed by Corporation to provide services to or on behalf of Center and described in the Service Agreement as "Corporation Personnel." Without limiting the foregoing, Corporation waives any restrictive covenants contained in any agreements with Corporation Personnel or in the Agreements to the extent they would in any way limit or restrict Center from soliciting the employment of or employing any Corporation Personnel. Corporation shall pay all wages, salaries, stay bonuses, severance payments (to a maximum of $51,233.67, subject to reduction based upon hirings by Center of Corporation Personnel) and benefits for all Corporation Personnel thru the Effective Date, including but not limited to those Corporation Personnel which Center shall elect to employ; subject to reimbursement in accordance with the Service Agreement (except that the maximum reimbursement for the stay bonuses shall be $34,500.00 and no reimbursement shall be made for severance payments made to Corporation Personnel to be hired by Center).

         3. Lease. Corporation is the lessee of Suite 501 located at 101 Old Short Hills Road, West Orange, New Jersey ("Premises") pursuant to a lease with Atkins-Kent Motel, Ltd. ("Lessor") dated October, 1991 ("Lease"). Corporation warrants and represents that the Lease is in full force and effect, that Corporation is in good standing under the Lease having performed all of its obligations thereunder including but not limited to the payment of all rents through the period ending December 31, 2000 and that it has not received any notice of termination or default under the Lease. Corporation shall assign to Center on the Effective Date the Lease and all of Corporation's rights thereunder, including but not limited to the option to renew for an additional ten year term, which option Corporation warrants and represents it is in full force and effect. Such assignment shall also include all of Corporation's rights in and to any furniture, fixtures, equipment, supplies and inventory on the Premises. Center shall accept such assignment and shall assume all of Corporation's obligations under the Lease from and after the Effective Date and shall indemnify and save Corporation harmless from and against all of such assumed obligations. Center shall use its best efforts to obtain from the Lessor a release of Corporation from any further obligations and liabilities under the Lease from and after the Effective Date. Center shall not be required to make any payments or to agree to any modifications to the Lease in order to obtain such release for the benefit of Corporation.

         4. Books and Records. Corporation acknowledges that all books and records (including but not limited to electronically stored information) relating to Center's activities and in the possession of Corporation (including but not limited to records of the R.E.A.L. Laboratory) are the property of Center. On or before the Effective Date, Corporation shall deliver to Center all such books and records, other than employment records of Corporation Personnel not to be employed by Center. As to employment records of Corporation Personnel to be hired by Center, Corporation shall require the written consent of any employee before delivering his/her records. In any event, Corporation shall give Center access to employment records if reasonably required in connection with disputes as to compensation, fringe benefits or similar payment matters. Any electronically stored information shall be delivered in such form as to be readily accessible to Center through the hardware and software currently used in the performance of Corporation's services owned by Center and in Center's possession. Other than as to employment records and records with respect to laboratories for which it was licensee prior to the Effective Date, Corporation shall not retain copies of such books and records and acknowledges that all information concerning Center's operations in Corporation's possession is proprietary to Center and not to be used by Corporation for any purpose. Corporation shall deliver to Center, free and clear of any claims or limitations on use, all software and documentation used in the performance of the services described in Exhibit 1(a)(1) of the Service Agreement. From time to time during calendar year 2001, Corporation will make its appropriate personnel available to Center upon reasonable request and notice to respond to inquiries relating to the various systems, software, reports and other technical matters used or previously generated by Corporation in the performance of its services under the Agreements.

         5. Payment. As consideration for the termination of the Agreements and in specific satisfaction of its payment obligations under paragraph 10(g) of the Service Agreement, Center shall pay to Corporation on the Effective Date the sum of $1,440,000.00. In addition, on the Effective Date, Center shall pay to Corporation the sum of $533,716.00, or such lesser amount which represents the full outstanding amount due to Corporation for all services rendered for the period ending October 31, 2000. Payments shall be made by wire transfer or immediately available funds. Center shall pay via wire transfer or immediately available funds to Corporation for services rendered pursuant to the Service Agreement for the months of November and December, 2000 promptly following receipt of the invoice for such services in customary form, but in no event later than 10 days after receipt. Corporation acknowledges that no other payments will be due to it from Center.

         6. Releases. On the Effective Date the parties shall exchange releases releasing each other, together with all of their respective affiliates, officers, directors, trustees, shareholders, agents, attorneys and employees from any and all claims, costs, charges and liabilities whatsoever, except those arising under this Termination Agreement. Upon delivery by A.R.T. Institute of New York and New Jersey, Inc. of a general release in favor of Corporation, its officers, directors, shareholders, agents, attorneys and employees, the release to be delivered by Corporation shall also specifically extend to A.R.T. Institute of New York and New Jersey, Inc., its officers, directors, shareholders, agents, attorneys and employees.

         7. Transition. The parties agree to cooperate in effecting a smooth transition of the management services described in the Service Agreement from Corporation to Center to be completed on or before the Effective Date. In particular, Corporation shall direct its employees to provide all assistance reasonably required to effect such transition, shall provide Center with all required software passwords and shall arrange for the identification of Center's designees as the contact persons with all software support entities. In addition, Corporation shall cooperate and take all reasonable steps required to assist Center in and to facilitate the transfer or reissuance to Center of the license of the R.E.A.L. Laboratory.

         8. Notices. Any notices hereunder shall have been deemed to have been duly given only if in writing and mailed by registered or certified mail (return receipt requested), or by United States Express Mail or other next business day receipted commercial delivery service, postage and delivery charge prepaid to the parties at the addresses set forth hereinabove or specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof. Any notice to Center shall also be copied to Bruce D. Shoulson, Esq., Lowenstein Sandler, PC, 65 Livingston Avenue, Roseland, New Jersey 07068. Any notice to Corporation shall also be copied to Robert E. Levy, Esq., Scarinci & Hollenbeck, LLC, 500 Plaza Drive, P.O. Box 3189, Secaucus, New Jersey 07096.

         9. Warrant of Authority. Each individual executing this Termination Agreement warrants and represents that he/she has been fully authorized to execute and deliver this Termination Agreement as and for the act of the party in whose name he/she has signed and that such party is fully bound to the terms hereof.

         10. Benefits of Termination Agreement. This Termination Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, legal representatives and heirs.

         11. Prior Agreements; Amendments. As of the effective date, this Termination Agreement supersedes all prior agreements and understandings between the parties, and may not be amended, altered, changed, or terminated orally. No amendment, alteration, change, or attempted waiver of any of the provisions hereof shall be binding without the written consent of both parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Termination Agreement, which in all other respects shall remain in full force.

         12. Construction of Termination Agreement. The failure to insist upon strict compliance with any of the terms, covenants or conditions contained herein shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver of relinquishment of such right at any other time or times.

         13. Applicable Law; Severability; Consent to Jurisdiction.

                  (a) The parties agree that this Termination Agreement shall be governed and construed in accordance with the laws of the State of New Jersey to the fullest extent permitted by law, without regard to the application of conflict of laws rules. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Termination Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Termination Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and the understanding of the parties expressed by this Termination Agreement taken as a whole.

                  (b) Each party to this Termination Agreement hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in accordance with this Termination Agreement shall be instituted or brought in the courts of the State of New Jersey or in the United States Court for the District of New Jersey, and by execution and delivery of this Termination Agreement each party hereby irrevocably accepts and consents to, for itself and in respect to its property the exclusive jurisdiction of such courts and to all proceedings in such courts.

                  (c) Each party to this Termination Agreement further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America.

         14. Headings. Section headings are not part of this Termination Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the consents thereof.

         15. Waiver of Breach. The waiver by either party of a breach of violation of any provision of this Termination Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

         16. Entire Agreement. This Termination Agreement constitutes the entire Termination Agreement between the parties. Neither party shall be entitled to any benefits other than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect and no change in or additions to the Termination Agreement shall be recognized unless incorporated herein by amendment, such amendment(s) to become effective on the date stipulated in such amendment(s).

         17.  Confidentiality.

                  (a) Corporation and its affiliates, on the one hand, and Center, on the other hand, each agrees to treat as confidential and to require its respective affiliates, subsidiaries, employees, contractors and agents who provided services in connection with Center's IVF Program (as defined in the Service Agreement) to treat as confidential, all information received by it in the course of the fulfillment of the terms of the Agreements, including but not limited to information of a technical, scientific or business nature, from the other party, as it pertains to the IVF Program, and without the prior written permission of the non-disclosing party, each further agrees not to:

                       (i) disclose any part of such information to any person or organization; or

                       (ii) utilize any part of such information except for the purposes of this Termination Agreement;

                  (b) Nothing in subsection (a) above shall be applicable to any information that:

                       (i) is or becomes known publicly or known in the scientific community through no fault of the disclosing party; or;

                       (ii) is learned by the disclosing party from a third party legally entitled to disclose that information;

                       (iii) was already known to the disclosing party at the time of disclosure to it by the other party;

                       (iv) with respect to business information and business data, authorized disclosure to the Corporation's or the Center's Auditors, third party insurers and payors or regulating bodies.

                  (c) The Center acknowledges that the Corporation and its subsidiaries and affiliates, have rights and goodwill in its logos, designs, service marks, trade names and trademarks ("Marks"). The Center agrees that such Marks shall remain the sole property of the Corporation, its subsidiaries or affiliates and shall not be used by the Center after termination of the Agreements.

         18. Medicare Audit Requirements. Pursuant to 42 U.S.C. Section 1395x(v)(I)(II), to the extent applicable, the Corporation, until the expiration of four (4) years after the Effective Date, shall make available for Medicare audit purposes the books, documents and records of the Corporation that are necessary to certify the nature and extent of sums paid to the Corporation pursuant to the Agreements upon the written request of the Secretary of the Department of Health and Human Services of the United States, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives.

         19. Assignment. This Termination Agreement may not be assigned by either of the parties hereto without the express written consent of such assignment by the other and upon the written assumption by the assignee of all obligations of the assignor.

         20. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same document.

         21.  Miscellaneous.

                  (a) Use of the Name of the Center: The name, "Saint Barnabas Medical Center," "Saint Barnabas Outpatient Center," or any trade name of the IVF Program, or any portion or variation thereof (excluding any trade name, related to IVF America, Inc.) (collectively the "Trade Names") or any statement which may implicitly refer directly or indirectly to the Trade Names, shall not be used in any manner by or on behalf of Corporation.

                  (b) Use  of  Name  of  A.R.T.  Institute:   The  name  "A.R.T.
Institute of New York & New Jersey, Inc." or any variation thereof shall not be used in any manner or on behalf of Corporation.

         IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed and delivered the day and year first above written.

                                Saint Barnabas Medical Center

                                By: ____________________________


                                   IntegraMed America, Inc.

                                By:_____________________________
                                   Donald S. Wood, PhD
                                   Senior Vice President and
                                   Chief Operating Officer